Exhibit 99.2

FINANCIAL STATEMENTS

OXFORD MEDIA CORP.
FINANCIAL STATEMENTS
TABLE OF CONTENTS

PAGE

Report of Independent Registered Public Accounting Firm	F-1

Balance Sheets - June 30, 2005 (Unaudited) and December 31, 2004 and 2003	F-2

Statements of Operations for the Six Months Ended June 30, 2005 and 2004 (Unaudited) and for the Years	F-3
Ended December 31, 2004 and 2003

Statements of Stockholders' Equity (Deficit) for the Years Ended December 31, 2003 and 2004 and for the	F-4
Six Months Ended June 30, 2005 (Unaudited)

Statements of Cash Flows for the Six Months Ended June 30, 2005 and 2004 (Unaudited) and for the	F-5
Years Ended December 31, 2004 and 2003

Notes to Financial Statements	F-6

HANSEN, BARNETT& MAXWELL	Registered with the Public Company
A Professional Corporation	Accounting Oversight Board
CERTIFIED PUBLIC ACCOUNTANTS
5 Triad Center, Suite 750
Salt Lake City, UT 84180-1128 Phone: (801) 532-2200
Fax: (801) 532-7944
www.hbmcpas.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and the Stockholders
Oxford Media Corp.

We have audited the accompanying balance sheets of Oxford Media Corp. as of December 31, 2004 and 2003 and the related statements of operations, stockholders' equity (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Oxford Media Corp. as of December 31, 2004 and 2003 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 of the financial statements, the Company has suffered substantial and recurring losses from operations and negative cash flows from operating activities. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

HANSEN, BARNETT & MAXWELL

Salt Lake City, Utah
September 14, 2005

F1

OXFORD MEDIA CORP.
BALANCE SHEETS

	June 30,	December 31,
	2005	2004	2003
	(Unaudited)

ASSETS

CURRENT ASSETS
Cash	$281	$47,741	$-
Inventory	76,733	-	-
Advances and deposits	13,681	3,050	-
TOTAL CURRENT ASSETS	90,695	50,791	-

PROPERTY AND EQUIPMENT
Furniture and equipment	103,612	8,669	-
Leasehold improvements	21,274	18,835	-
	124,886	27,504	-
Less accumulated depreciation	(27,166)	(5,876)	-
TOTAL PROPERTY AND EQUIPMENT	97,720	21,628	-

OTHER ASSETS
Software technology	1,596,640	-	-
Loan receivable from eMod Systems, Inc.	-	141,750	-
TOTAL OTHER ASSETS	1,596,640	141,750	-

TOTAL ASSETS	$1,785,055	$214,169	$-

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES

Accounts payable	$213,802	$79,292	$1,245.00
Accrued liabilities	185,377	115,677	1,600
Notes payable	528,516	215,000	-
TOTAL CURRENT LIABILITIES	927,695	409,969	2,845

STOCKHOLDERS' EQUITY (DEFICIT)
Preferred stock - $0,01 par value; 1,000,000 shares
authorized; no shares outstanding	-	-	-
Common Stock - $0.01 par value; 50,000,000
shares authorized; 5,090,836 shares (unaudited),
3,175,000 shares and 1,800,000 shares
outstandingly, respectively	50,908	31,750	18,000
Additional paid-in capital	15,998,650	14,054,474	13,131,336
Accumulated deficit	(15,192,198)	(14,282,024)	(13,152,181)
TOTAL STOCKHOLDERS' EQUITY (DEFICIT)	857,360	(195,800)	(2,845)
TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY (DEFICIT)	$1,785,055	$214,169	$-

The accompanying notes are an integral part of these financial statements.

F2

OXFORD MEDIA CORP.
STATEMENTS OF OPERATIONS

	For the Six Months Ended		For the Years Ended
	June 30,		December 31,
	2005	2004	2004	2003
	(Unaudited)

REVENUE	$-	$-	$-	$-

OPERATING AND OTHER EXPENSES
General and administrative	808,651	800	483,965	-
Depreciation and amortization	21,289	-	5,876	-
General and administrative allocation
from parent	-	365,000	476,736	767,000
Interest	80,233	-	163,266	-
TOTAL OPERATING AND OTHER EXPENSES	910,173	365,800	1,129,843	767,000

NET LOSS	$(910,173)	$(365,800)	$(1,129,843)	$(767,000)

BASIC AND DILUTED LOSS PER COMMON SHARE	$(0.21)	$(0.20)	$(0.50)	$(0.43)

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES
USED IN PER SHARE CALCULATION	4,248,954	1,800,000	2,262,308	1,800,000

The accompanying notes are an integral part of these financial statements.

F3

OXFORD MEDIA CORP.
STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)
FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2004 AND FOR
THE SIX MONTHS ENDED JUNE 30, 2005

			Additional		Total
	Common Stock		Paid-in	Accumulated	Stockholders'
	Shares	Amount	Capital	Deficit	Equity (Deficit)

BALANCE - DECEMBER 31, 2002	1,800,000	$18,000	$12,364,336	$(12,383,908)	$(1,572)

Noncash contribution from parent	-	-	767,000	-	767,000
Net loss for the year ended
December 31, 2003	-	-	-	(768,273)	(768,273)
BALANCE - DECEMBER 31, 2003	1,800,000	18,000	13,131,336	(13,152,181)	(2,845)

Noncash contribution from parent	-	-	365,000	-	365,000
Stock based compensation	760,000	7,600	38,000	-	45,600
Issued for cash including 25,000 for finders fees	385,000	3,850	347,650	-	351,500
Issued for conversion of accrued liabilities	230,000	2,300	11,500	-	13,800
Beneficial conversion option on convertible debt	-	-	80,494	-	80,494
Issuance of warrants with convertible debt	-	-	80,494	-	80,494
Net loss for the year ended
December 31, 2004	-	-	-	(1,129,843)	(1,129,843)
BALANCE - DECEMBER 31, 2004	3,175,000	31,750	14,054,474	(14,282,024)	(195,800)

Stock based compensation (unaudited)	100,000	1,000	99,000	-	100,000
Issued for cash (unaudited)	250,500	2,505	347,495	-	350,000
Issued for conversion of debt (unaudited)	165,336	1,653	39,681	-	41,334
Issued in acquisition of eMod
Systems, Inc. (unaudited)	1,400,000	14,000	1,386,000	-	1,400,000
Issuance of warrants with
convertible debt (unaudited)	-	-	45,494	-	45,494
Beneficial conversion option on
convertible debt (unaudited)	-	-	26,506	-	26,506
Net loss for the six months ended
June 30, 2005 (unaudited)	-	-	-	(910,174)	(910,174)
BALANCE JUNE 30, 2005 (UNAUDITED)	5,090,836	$50,908	$15,998,650	$(15,192,198)	$857,360

The accompanying notes are an integral part of these financial statements.

F4

OXFORD MEDIA CORP.
STATEMENTS OF CASH FLOWS

	For the Six Months Ended		For the Years Ended
	June 30,		December 31,
	2005	2004	2004	2003
	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(910,173)	$(365,800)	$(1,129,843)	$(768,273)
Adjustments to reconcile net loss to net
cash used by operating activities:
Noncash expenses allocated from Parent	-	365,000	365,000	767,000
Depreciation	21,290	-	5,876	-
Beneficial conversion option on convertible debt	26,506	-	80,494	-
Accretion of debt discount	45,494	-	80,494	-
Stock issued for interest	1,333	-	-	-
Stock based compensation	100,000	-	45,600	-
Changes is assets and liabilities:
Inventory	(76,733)	-	-	-
Advances and deposits	(10,631)	-	(3,050)	-
Accounts Payable	130,822	-	91,847	473
Accrued Liabilities	59,350	800	114,077	800
NET CASH USED IN OPERATING ACTIVITIES	(612,742)	-	(349,505)	-

CASH FLOWS FROM INVESTING ACTIVITIES
Advances to eMod Systems, Inc.	(45,000)	-	(141,750)	-
Cash acquired in acquisition
of eMod Systems, Inc.	10,223	-	-	-
Purchase of property and equipment	(21,941)	-	(27,504)	-
NET CASH USED IN INVESTING ACTIVITIES	(56,718)	-	(169,254)	-

CASH FLOWS FROM FINANCING ACTIVITIES
Stock issued for cash	350,000	-	351,500	-
Notes payable issued for cash	272,000	-	215,000	-
NET CASH FROM FINANCING ACTIVITIES	622,000	-	566,500	-

INCREASE (DECREASE) IN CASH	(47,460)	-	47,741	-

CASH - BEGINNING OF PERIOD	47,741	-	-	-
CASH - END OF PERIOD	$281	$-	$47,741	$-

SUPPLEMENTAL DISCLOSURE OF NONCASH
INVESTING AND FINANCING ACTIVITIES
Common stock issued for conversion of liabilities	$41,333	$13,800	$13,800	$-

The accompanying notes are an integral part of these financial statements.

F5

OXFORD MEDIA CORP.
NOTES TO FINANCIAL STATEMENTS
(Information with respect to June 30, 2005 and for the Six Months
Months Ended June 30, 2005 and 2004 is Unaudited)

NOTE 1 -- NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization - Oxford Media Corp. (“Oxford” or the “Company”) had been a wholly-owned subsidiary of Mergence Corporation (“Mergence”) since the formation of Oxford on October 1, 1999. In August 2004, the Boards of Directors of the Mergence and of Company enter into an agreement to transfer ownership of Oxford to three individuals (the “Buyers”), which included two officers of Mergence. Under the terms of the Agreement, the Buyers exchanged receivables from Mergence in the amount of $108,000 for all of the 1,800,000 outstanding shares of Oxford common stock. As part of the Agreement, Oxford assumed certain liabilities from Mergence totaling $125,319. Further, the Buyers agreed to cause Oxford to issue 800,000 shares of its common stock pro rata to the Mergence shareholders other than the Buyers.

On July 29, 2004, the Board of Directors of the Company agreed to forward split the then outstanding 300 shares of common stock on a 6,000-to-1 basis, which resulted in 1,800,000 shares being outstanding after the stock split. This change has been reflected in the accompanying financial statements on a retroactive basis for all periods.

Business Condition - The accompanying financial statements have been prepared on the basis of the Company continuing as a going concern. The Company has incurred losses from operations from inception totaling $14,982,210 at June 30, 2005and 14,121,036 at December 31, 2004 including allocations from Mergence for operating expenses. The Company suffered negative cash flows from operating activities during the year ended December 31, 2004 and six months ended June 30, 2005. In addition, the Company has a working capital deficiency and a capital deficiency at December 31, 2004 and June 30, 2005. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management’s plans include raising capital following completion of their planned acquisition strategy.. In order to achieve profitable operations, the Company will need to successfully develop the products, marketing, sales and distributions programs necessary to achieve those results.

Nature of Business - Following its recent acquisition of eMod Systems, Inc., as described in Note 2, the Company provides the hardware servers, secure encoding and high quality distribution of digital video content, including free-to-guest video programming, video-on-demand (VOD) and pay-per-view and over existing analog video to the hospitality industry.

Revenue Recognition - Revenue from DVD video encoding, compression and authoring and video-on-demand services is recognized when the product or services complete, the products transmitted or shipped to the customer and accepted by the customer.

Fair Values of Financial Instruments - The amounts reported as notes payable are considered to be reasonable approximations of their fair values. Management estimated the fair value estimates based on their near term nature.

Inventory - Inventory at June 30, 2005 is comprised primarily of hardware digital video-on-demand and DVD Video encoding equipment and is valued at the lower of cost or market. The Company has not deemed an allowance for obsolescence or impairment is appropriate.

F6

OXFORD MEDIA CORP.
NOTES TO FINANCIAL STATEMENTS
(Information with respect to June 30, 2005 and for the Six Months
Months Ended June 30, 2005 and 2004 is Unaudited)

Share Based Compensation - The Company accounts for its share-based compensation to non-employees using the fair value method in accordance with SFAS No. 123, Accounting for Stock-Based Compensation. Under SFAS No. 123, stock-based compensation is determined as the fair value of the equity instruments issued. The measurement date for these issuances is the earlier of the date at which a commitment for performance by the recipient to earn the equity instruments is reached or the date at which the recipient's performance is complete. Share-based compensation to non-employees totaled $100,000 and $45,600 for the six-months ended June 30, 2004 and for the year ended December 31, 2004, respectively.

Basic and Diluted Loss Per Common Share - Basic income loss per common share is computed by dividing the loss by the weighted-average number of common shares outstanding during the period. At December 31, 2004 and June 30, 2005 potentially dilutive common shares totaling 975,000 shares and 1,362,500 shares were excluded from the calculations of diluted loss per common share because their effect would have been anti-dilutive.

Property And Long-Lived Assets - Property and long-lived assets are reviewed for impairment yearly. Recoverability of assets to be held and used is measured by comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount that the carrying amount of the assets exceed the fair value of the assets.

Interim Financial Statements - The unaudited interim financial statements as of June 30, 2005 and for the six months ended June 30, 2005 and 2004 included herein, have been prepared by the Company, without audit and, in the opinion of management, reflect all adjustments (consisting of only normal recurring adjustments) which are necessary for a fair presentation. The results of operations for the six months ended June 30, 2005 are not necessarily indicative of the results for the full year ending December 31, 2005.

New Accounting Standards - In December 2004, the Financial Accounting Standards Board, or FASB, issued SFAS No. 123 (revised 2004), Share-Based Payment. SFAS No. 123(R) requires that the compensation cost relating to share-based payment transactions be recognized in financial statements. The cost will be measured based on the fair value of the instruments issued. SFAS No. 123(R) covers a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights and employee share purchase plans. SFAS No. 123(R) replaces SFAS No. 123 and supersedes APB Opinion No. 25. As originally issued in 1995, SFAS No. 123 established as preferable the fair-value-based method of accounting for share-based payment transactions with employees. However, that Statement permitted entities the option of continuing to apply the guidance in Opinion 25, as long as the footnotes to financial statements disclosed what net income would have been had the preferable fair-value-based method been used. The Company will be required to apply SFAS No. 123(R) as of the first interim reporting period that begins after June 15, 2005, and plans to adopt it using the modified-prospective method, effective July 1, 2005. Because the Company has no outstanding employee stock options, the adoption for SFAS No. 123(R) will not have a material impact on its financial statements.

F7

OXFORD MEDIA CORP.
NOTES TO FINANCIAL STATEMENTS
(Information with respect to June 30, 2005 and for the Six Months
Months Ended June 30, 2005 and 2004 is Unaudited)

In December 2004, the FASB issued SFAS Statement No. 153, “Exchanges of Non-monetary Assets—an amendment of APB Opinion No. 29.” This Statement amends APB Opinion 29 to eliminate the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The statement will be effective in January 2006. The Company does not expect that the adoption of SFAS No. 153 will have a material impact on its financial statements.

NOTE 2 - ACQUISITION

The Board of Directors and the major shareholders of Oxford have entered into a plan of reorganization where by Oxford determined to enter into business combinations with eMod Systems, Inc., Creative Business Concepts, Inc. and other entities. Although the related transactions occurred at various dates and are disclosed separately, they were contemplated as part of the same overall reorganization.

eMod Acquisition - Effective March 31, 2005, Oxford acquired all of the outstanding common stock of eMod Systems, Inc. (“eMod”) in exchange for the issuance of 1,400,000 common shares to the eMod shareholders. The 1,400,000 common shares were valued at $1,400,000, or $1.00 per share, based on cash offering price common shares were being offered in a private placement offering of Oxford common stock. Prior to the acquisition, the Company advanced $186,750 to eMod, which was converted to investment in eMod immediately after the acquisition. The acquisition of eMod was recognized as a business combination with Oxford being the acquirer. The purchase price was allocated to eMod’s assets and liabilities based on their fair values with the excess purchase price allocated to the equipment and software technology based on their relative fair values. The purchase price was allocated to the assets acquired and the liabilities assumed as follows:

Assets
Cash	$10,223
Equipment	75,441
Software technology	1,596,640
Total Assets	1,682,304
Liabilities
Accounts payable and accrued expenses	3,688
Notes payable to eMod shareholders	91,866
Advance from Oxford	186,750
Total Liabilities	282,304
Net Assets	$1,400,000

The software technology includes the encoding and necessary to encode deliver and monitor its VOD systems and has an estimated useful life of two years. It is being amortized based on the number of installations of the Company’s VOD digital system, at a rate of approximately $3,200 per installation.

NOTE 3 - NOTES PAYABLE

On October 11, 2004 the Company issued $40,000 in convertible notes payable under terms established July 1, 2004, to outside consultants. Interest accrues on the note from October 11, 2004 at an annual rate of 8 percent. The note was due, together with accrued but unpaid interest, on March 31, 2005 if not converted sooner. Principal amount of the notes was convertible at the option of the holder into shares of common stock at a rate of $0.25 per share through March 31, 2005. During February 2005 the holders converted the notes, plus accrued interest and the Company issued 165,336 common shares.

F8

OXFORD MEDIA CORP.
NOTES TO FINANCIAL STATEMENTS
(Information with respect to June 30, 2005 and for the Six Months
Months Ended June 30, 2005 and 2004 is Unaudited)

On November 22, 2004 the Company issued $175,000 in convertible notes payable to an investor. Interest accrues on the note at an annual rate of 8% and is due, together with accrued but unpaid interest on November 22, 2005 if not converted sooner. Principal amount of the notes are convertible together with accrued but unpaid interest at the option of the holder into shares of common stock at a rate of $1.00 per share through November 22, 2005. The Company also issued warrants to the investor to purchase 175,000 shares of its common stock at an exercise price of $1.00 per common share and expiring two years after the Company obtains the effectiveness of a registration statement which registers the shares issuable under the warrants.

The Company estimated the fair value of the warrants to be $149,055 on the date they were issued based upon the Black-Scholes option pricing model with the following assumptions: estimated volatility of 175%; risk free interest rate of 4%; estimated life of 2.6 years. The Company has allocated the proceeds from the issuance of the notes and warrants based upon their relative fair values, with $80,494 allocated to the warrants, $14,011 allocated to the note payable, and $80,494 to a beneficial conversion option. The amounts allocated to the Warrants and the beneficial conversion option resulted in a discount on the note payable that was recognized immediately as $160,969 in interest expense.

On April 15, 2005 the company received $72,000 in cash proceeds under the terms of a note payable carrying an annual interest rate of 8% and for which interest and principal is due May 30, 2005. The note was issued together with warrants to purchase 75,000 shares of the Company’s common stock exercisable at $1.00 per share through June 15, 2008.

The Company estimated the fair value of the warrants on the date issued to be $234,000 based upon the Black-Scholes option pricing model with the following assumptions: estimated volatility of 175%; risk free interest rate of 4%; an estimated life of three years.  The Company allocated the proceeds received to the note payable and to the warrants based upon their relative fair values, $0 to the note and $45,494 to the warrants and $26,506 to a beneficial conversion option. The allocation resulted in a debt discount of $72,000 for which interest expense is being recognized over the term of the note. The Company recognized $0 and $72,000 interest expense for the accretion of the discount for the year ended December 31, 2004 and for the six months ended June 30, 2005, respectively.

During June 2005, certain shareholders of BEAI, an acquisition target of the Company as described in Note 7, advanced $200,000 cash to the Company. There are no repayment terms or interest required with the advance. There are no unstated rights or privileges in connection with the advance.

NOTE 4 - STOCKHOLDERS' EQUITY

On February 22, 2004, the Company amended its Certificate of Incorporation authorizing 1,000,000 shares of $0.01 par value Preferred Stock and increased its authorized number of its $0.01 par value Common Stock to 50,000,000 shares. On July 29, 2004, the Board of Directors of the Company agreed to forward split the then outstanding 300 shares of common stock 6,000 to 1 to change the issued and outstanding stock of the Company to 1,800,000 shares. The accompanying financial statements have been restated for the effects of this change on a retroactive basis for all periods presented.

Between September 9, 2004 and December 31, 2004, the Company issued 360,000 shares of common stock to investors for cash proceeds of $360,000, or $1.00 per share. All shares were sold as part of a separate private offering of shares for which the Company also issued 25,000 common shares as a finder’s fee.

F9

OXFORD MEDIA CORP.
NOTES TO FINANCIAL STATEMENTS
(Information with respect to June 30, 2005 and for the Six Months
Months Ended June 30, 2005 and 2004 is Unaudited)

During January and February 2005, the Company issued 105,000 shares of common stock to investors for cash proceeds of $105,000, or $1.00 per share under a continuing private placement for which the Company also issued 8,000 common shares as a finder’s fee.

During January, the Company issued 100,000 common shares for services valued at $100,000 under the terms of a public relations consulting agreement. The value of the services was based upon the value for which the Company had sold common shares for cash in recent private placements.

During April through June 2005, the Company issued 137,500 units under the terms of a private placement offering, each unit consisting of one share of common stock and one warrant to purchase common stock at $3.00 per share per unit, for aggregate proceeds of $245,000 cash, or $2.00 per unit, net of finder’s fee of $30,000. The warrants issued expire in three years and have an estimated fair value of $234,001 based upon the Black-Scholes option pricing model with the following assumptions: estimated future volatility of 175%; risk free interest rate of 4%; estimated life of 3 years.

NOTE 5 - INCOME TAXES

There was no provision for, or benefit from, income taxes for any period presented. The components of the net deferred tax asset as of December 31, 2004 and 2003 were as follows:

December 31,	2004	2004
Operating loss carry forwards	$957,067	$612,595
Valuation allowance	(957,067)	(612,595)
Net Deferred Tax Asset	$-	$-

For income tax reporting purposes, the Company has net operating loss carry forwards in the amount of approximately $2,565,630 at December 31, 2004 that will expire beginning in the year 2012 through 2024. The valuation allowance increased by $344,472 and $42,798 during the years ended December 31, 2004 and 2003, respectively.

The following is a reconciliation of the tax benefit that would result from applying the federal statutory tax rate to pretax loss with the provision for income taxes for the years ended December 31, 2004:

For the year ended December 31,	2004
Tax at statutory rate (34%)	$(384,147)
Non-deductible expenses	77,080
Change in valuation allowance	344,472
State tax benefit, net of federal tax effect	(37,405)
Provision for Income Taxes	$-

F10

OXFORD MEDIA CORP.
NOTES TO FINANCIAL STATEMENTS
(Information with respect to June 30, 2005 and for the Six Months
Months Ended June 30, 2005 and 2004 is Unaudited)

NOTE 6 - OPERATING EXPENSE ALLOCATION

Oxford’s parent, Mergence Corporation, had sustained substantial operating losses since the acquisition of the Company. These losses have been allocated equally between Mergence and its two wholly owned subsidiaries. The amounts allocated for the years ended December 31, 2004 and 2003 were $365,000 and $ 767,000, respectively, and the total allocation since inception amounted to approximately $12,567,000, which is included in accumulated deficit in the accompanying financial statements. Amounts allocated were accounted for as noncash capital contributions to the Company from Mergence. Mergence charged no interest on balances for the allocation or intercompany accounts, but the allocation for operating expenses included a pro-rata cost for the interest incurred by Mergence.

NOTE 7 - SUBSEQUENT EVENTS (UNAUDITED)

On June 29, 2005 the Becoming Art, Inc., (“BEAI”), a publicly traded company with no operations, acquired all of the issued and outstanding Oxford common stock by issuing 5,090,836 shares of BEAI common stock to Oxford’s former shareholders including 1,400,000 to eMod’s former shareholders. Effective July 6, 2005, BEAI acquired all of the common stock of Creative Business Concepts, Inc., (“Creative”) through the issuance of 5,192,500 shares of its common stock and the assumption of Oxford’s liability to issue 800,000 shares of stock to certain Mergence shareholders. Through the exchanges, both Oxford and Creative have become wholly-owned subsidiaries of BEAI, which changed its name on July 29, 2005 to Oxford Media, Inc.

F11